EXHIBIT 10.13



                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made this 12th day of December, 1996, between BLUE CROSS AND BLUE SHIELD OF VIRGINIA, a Virginia nonstock corporation ("Blue Cross") and RONALD H. BARGATZE ("Executive").

                                    RECITALS

         Executive is currently employed in an executive position with Blue Cross and the parties desire to enter into the following agreement relating to that employment.
         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree:
         1. Employment. Blue Cross hereby employs Executive, and Executive accepts such employment. Executive's employment hereunder is at will. Executive may resign at any time, and Blue
Cross may discharge Executive at any time, with or without cause.
         2. Severance. If Executive resigns or if Blue Cross terminates Executive's employment for any reason other than for cause, then Blue Cross will pay to Executive severance pay as follows:
                  (a) If at the time of resignation or termination Executive has been employed with Blue Cross or any of its affiliates for a continuous period of less than five (5) years, Executive will be paid severance pay equal to six (6) months' salary, payable monthly at the end of each of the first six (6) full months following resignation or


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                           termination; or
                  (b) If at the time of resignation or termination Executive has been employed with Blue Cross or any of its affiliates for a continuous period of five (5) years or more, Executive will be paid severance pay equal to twelve (12) months' salary, payable monthly at the end of each of the first twelve (12) full months following resignation or termination.
For purposes of this Agreement, affiliates of Blue Cross shall include any entity controlled by, controlling, or under common control with Blue Cross. In computing the continuous period of employment for purposes of this Agreement, there shall be taken into account continuous employment both before and after the date of this Agreement. If Executive's employment hereunder is terminated by reason of death or for cause, that its, neglect by Executive of his duties or willful misconduct by Executive, Executive shall not be entitled to any severance pay.
         3. Confidential Information. Executive will not, either during his employment with Blue Cross or thereafter, disclose to any person any trade secret or confidential commercial information of Blue Cross or its affiliates, make any derogatory or disparaging statement about Blue Cross, its affiliates, or any officer or director of Blue Cross or its affiliates, or knowingly take any other action with intent to inure Blue Cross or any affiliate of Blue Cross in its trade or business.
         4.       Noncompetition.  If Executive's employment with Blue


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Cross terminates for any reason, for a period of one (1) year following such termination Executive will not, without the prior written consent of Blue Cross:
                  (a) Become an officer, director, or employee of, consultant to, or ten percent (10%) or more owner of any entity that, as of the date of termination of employment, is then competing with Blue Cross or any affiliate of Blue Cross in any business activity in Virginia; or
                  (b) Employ or seek to employ any employee of Blue Cross or its affiliates.
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                         BLUE CROSS AND BLUE SHIELD OF VIRGINIA


                                      By: /s/ Phyllis Cothran
                                         --------------------------------

                                      Title: President & Chief Operating Officer
                                             -----------------------------------





                                          /s/ Ronald H. Bargatze
                                          --------------------------------------
                                                                   ("Executive")




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